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                                                                    Exhibit 10.5

THIS DOCUMENT CREATES A LEGALLY
BINDING OBLIGATION. READ THIS
DOCUMENT CAREFULLY!

Corlund Electronics ______________________ REPAYMENT AGREEMENT
It is hereby Stipulated by and between Corlund Electronics, Tustin (hereinafter "Creditor") and Telenetics Corporation (hereinafter "Debtor"), that Debtor is indebted to Creditor for the payment of a term loan to Debtor in the principal sum of One Million, Two Hundred Thousand Dollars ($1,200,000.00) together with interest thereon at the rate of nine percent (9%) per annum from August 30, 2002. As a result, Debtor promises to pay to Creditor the above referenced sum in one (1) installment of Sixty Thousand Dollars ($60,000.00) on November 30, 2002 and the remaining balance of principle and interest in twelve (12) equal monthly installments commencing February 28, 2003 and continuing on the last day of each calendar month and all due and payable on or before January 31, 2004.

         All installments hereunder shall be applied first to the payment of all interest accrued to the date of such payments, and the balance, if any, shall be applied to the payment of principal.

         The occurrence of any of the following shall be deemed to be an event of defaults ("Event of Default") hereunder:

         (a) Failure to pay any installment of principal and/or interest when due pursuant to terms hereof;
         (b) Institution of proceedings to be adjudicated a bankrupt or having insolvency proceedings against it; filing a petition, answer of consent seeking reorganization or relief under the federal bankruptcy laws or any other applicable federal or state law (whether now in effect or enacted in the future); consenting to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, or other similar official for any business owned by the Undersigned or of substantially all of its assets; making a general assignment benefit of creditors or admitting in writing its liability to pay its debts generally as they come due.

         Upon the occurrence of and Event of Default hereunder, which Debtor fails to cure within fifteen (15) days, Creditor shall have the option to declare the entire unpaid principal balance hereof, together with all accrued interest thereon to be immediately due and payable, to demand payment thereof and to exercise all rights and remedies then available to Creditor hereunder or under any other document or instrument securing this Note or under applicable law. No delay or omission on the part of the Creditor in exercising any right under this Note or under any of the agreements referred to in this Note shall operate as a waiver of such right.
                   Creditor and Debtor shall stipulate and agree that none of the terms and provisions contained in this Note or in any other document or payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In the event Creditor shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of the maximum rate shall, at the option of Creditor be credited to the payment of principal or returned to the Undersigned.





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                   The unpaid principal balance of this Note outstanding from time to time, together with all accrued but unpaid interest thereon, may be prepaid at any time at the option of the Undersigned, in whole or in part, without permission or penalty. The Undersigned hereby waives diligence, presentment, protest, dishonor and nonpayment of this Note, and expressly agree that, without in any way affecting the liability of the Undersigned hereunder, Creditor may extend the maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder and release any party liable hereunder and release any security now or hereafter securing this Note. The Undersigned further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, leas assignment, guaranty or other agreement now or hereafter securing this Agreement.
                   If balance due under this agreement is not paid when due or if any Event of Default occurs, the Undersigned promises to pay all costs of enforcement and collection, including but not limited to reasonable attorney's fees whether or not such enforcement and collection includes the filing of a lawsuit.
                   Every provision of this agreement is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a Court of competent jurisdiction, the remaining terms and provisions shall remain binding and enforceable.
                   This Note shall be governed and construed in accordance with the laws of the State of California and shall be deemed to have been entered into in Irvine, California.

         DEBTOR CERTIFIES THAT (S)HE HAS READ AND UNDERSTOOD THIS PREPAYMENT AGREEMENT, AND HAS VOLUNTARILY EXECUTED THIS AGREEMENT

         DATE:  August 30, 2002                  WITNESSED BY:
         DEBTOR
         TELENETICS CORPORATION

         By     /S/ DAVID STONE                      /S/ GEORGE ROMBACH
           ------------------------              --------------------------
             David Stone, President              George Rombach, Secretary

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